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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-74288 of American Mortgage Acceptance Company on Form S-2 of our report dated January 22, 2001 relating to the consolidated financial statements of ARCap Investors, L.L.C. appearing in the Annual Report on Form 10-K of American Mortgage Acceptance Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Dallas, Texas
January 11, 2002